AMENDED AND RESTATED EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement")

is made this __ day of April, 1995, effective as of the 1st day of April, 1995, by and between BAYPORT RESTAURANT GROUP, INC., a corporation organized under the laws of the State of Florida, having its principal office at 4000 Hollywood Boulevard, Hollywood, Florida (the "Company"), and WILLIAM D. KORENBAUM, residing at 661 N.W. 100th Terr., Plantation, Florida 33324 (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company is engaged in the ownership and operation of seafood restaurants; and

         WHEREAS, the Executive is presently employed by the Company, in the capacity of President and Chief Operating Officer, pursuant to that certain Employment Agreement, dated June 1, 1993 (the "Old Employment Agreement"); and

         WHEREAS, the Company has determined that its best interests are served by amending and restating the Old Employment Agreement to provide for a long-term agreement whereby the Company will be assured of the Executive's continued availability to render services to the Company and its subsidiaries; and

         WHEREAS, the Executive desires to continue to be so employed by the Company on the terms and provisions hereinbelow set forth.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties hereby agree as follows:



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         1.       TERMINATION OF OLD EMPLOYMENT AGREEMENT

         The Old Employment Agreement is hereby amended and restated, effective upon the effectiveness of this Agreement.

         2.       EMPLOYMENT, TERM, DUTIES AND ACCEPTANCE.

                  (a) The Company shall employ the Executive, for the Employment Period (as hereinafter defined) as an executive to perform such executive and managerial duties as are associated with his positions with the Company as President and Chief Operating Officer and such other duties, as may, from time to time, be assigned to the Executive by the Company's Board of Directors. The Executive hereby agrees to accept such employment and to devote his full time and attention to his duties and to use his best efforts in and to the faithful performance of his duties hereunder, subject to the general direction and control of the Board of Directors of the Company. The Executive shall work full-time for the Company. The Executive further agrees that, if requested, he shall serve as a director of the Company for no additional compensation.

                  (b) The Executive hereby agrees that all writing, documentation, articles, brochures, proposed advertisements, ideas and drawings, Company records, ledgers, accounts, customer lists and all related and similar materials prepared or collected by him in connection with the rendering of his services to the Company and its subsidiaries, as well as notes taken with respect to lectures, seminars and other business-related activities attended while in the employ of the Company, shall be the sole and exclusive property of the Company. Accordingly, the Executive acknowledges that his employment does not confer upon him any ownership interest in or personal claim upon any such materials.

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                  (c) The Executive hereby agrees to abide by all reasonable rules and regulations established by the Board of Directors of the Company and such restrictions, if any, applicable to the Executive which may, from time to time, be set forth in the Company's Articles of Incorporation and Bylaws.

         3.       COMPENSATION AND REIMBURSEMENT.

                  (a) As compensation for all duties to be rendered by the Executive hereunder, the Company agrees to pay to the Executive during the Employment Period and hereby grants to the Executive the following:

                             (i)    BASE SALARY: A salary (the "Base Salary") at
the rate of Two Hundred Forty Thousand Dollars ($240,000.00) per annum for the period April 1, 1995 through December 31, 1995; and Two Hundred Fifty-Two Thousand Dollars ($252,000) for the period January 1, 1996 through December 31, 1996. Commencing January 1, 1997, for each of the three fiscal years ended December 1997, 1998 and 1999, Executive's Base Salary shall be increased based on the following performance levels of the Company in relation to Plan (as hereinafter defined):

                                    (A)     Realize less than 90% of Plan:  No
                                            Base Salary increase;

                                    (B)     Realize 90% but less than 100% of
                                            Plan:  5% increase in Base Salary
                                            from the prior year's Base Salary;

                                    (C)     Realize 100% but less than 110% of
                                            Plan:  10% increase in Base Salary
                                            from the prior year's Base Salary;

                                    (D)     Realize 110% or more of Plan:  15%
                                            increase in Base Salary from the
                                            prior year's Base Salary; plus

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                            (ii)    BONUS COMPENSATION:

                                              (A)    An annual bonus (the
"Annual Bonus") for the period through December 31, 1995, in an amount equal to the annual bonus under the Old Employment Agreement for the period ended December 31, 1995; plus

                                              (B)    An Annual Bonus, if any,
for each of the four years ended December 27, 1999 in an amount equal to the following:

                                                     i)       Realize less than
                                                              90% of Plan:  No
                                                              Annual Bonus;

                                                     ii)      Realize 90% but
                                                              less than 100% of
                                                              Plan: Annual Bonus
                                                              of 25% of prior
                                                              year's Base
                                                              Salary;

                                                     iii)     Realize more than
                                                              100% of Plan:
                                                              Annual Bonus of
                                                              35% of prior
                                                              year's Base
                                                              Salary; plus

                           (iii)    Options to acquire an aggregate of 450,000
shares of the Company's common stock, $.001 par value per share (the "Options") at an exercise price of $4.00 per share (the fair market value of the Common Stock on the date the Options were approved by the Board of Directors) upon the following terms and conditions:

                                    (A)     The Options shall vest at a rate of
                                            90,000 upon the execution of this
                                            Agreement, and 90,000 on each of
                                            January 1, 1996, 1997, 1998 and 1999
                                            so long as the Executive is still
                                            employed by the Company on that
                                            date;

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                                    (B)     Any unexercised Options shall
                                            automatically and without notice
                                            terminate and become null and void
                                            at the time of the earliest to occur
                                            of the following:

                                            (1)      December 31, 1999;

                                            (2)      Except as set forth below,
                                                     the date of termination of
                                                     the Executive's employment
                                                     by the Company if Executive
                                                     is terminated For Cause (as
                                                     hereinafter defined) or if
                                                     Executive voluntarily
                                                     resigns from his employment
                                                     with the Company; and

                                            (3)      The expiration of one year
                                                     following the issuance of
                                                     letters testamentary or
                                                     letters of administration
                                                     to the personal
                                                     representative of the
                                                     Executive, if the
                                                     Executive's death occurs
                                                     during his employment by
                                                     the Company.

                                    (C)     The Options shall be exercised by
                                            the Executive (or by his personal
                                            representative) as to all or part of
                                            the shares covered hereby, by the
                                            giving of written notice of such
                                            exercise to the Company at its
                                            principal business office,
                                            specifying the number of shares to
                                            be purchased and further specifying
                                            a business day, not less than five
                                            (5) days nor more than fifteen (15)
                                            days from the date such notice is
                                            given, for the payment of the
                                            purchase price

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


                                            against delivery of the shares being
                                            purchased. The Company shall cause
                                            certificates for the shares so
                                            purchased to be delivered to the
                                            Executive or his personal
                                            representative, as the case may be,
                                            at its principal business office,
                                            against payment of the purchase
                                            price, on the date specified in the
                                            notice of exercise.

                                    (D)     The exercise price of the Options
                                            shall be $4.00 per share.

                                    (E)     Neither the Executive nor his
                                            personal representative shall have
                                            any of the rights of a shareholder
                                            of the company with respect to the
                                            shares subject to the Options until
                                            a certificate or certificates for
                                            such shares shall have been issued
                                            upon exercise of the Options.

                                    (F)     The Options shall not be
                                            transferable by the Executive other
                                            than to his personal representative
                                            by will or the laws of descent and
                                            distribution. During the Executive's
                                            lifetime, the Options shall be
                                            exercisable only by the Executive
                                            and may not be transferred, pledged
                                            or otherwise hypothecated. In the
                                            event of the Executive's death
                                            during his employment by the
                                            Company, the Options shall
                                            thereafter be exercisable only by
                                            his personal representative.

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


                                    (G)     The Executive represents and
                                            warrants to the Company that any
                                            purchase of shares of common stock
                                            upon exercise of the Options shall
                                            be for his own account, for
                                            investment and not with a view
                                            toward distribution and that such
                                            shares will not be transferred, sold
                                            or otherwise disposed of unless such
                                            transfer, sale or disposition is
                                            pursuant to an effective
                                            registration statement under the
                                            Securities Act of 1933, as amended
                                            (the "Act") or, in the opinion of
                                            counsel for the Company, is exempt
                                            from registration under the Act. The
                                            Executive hereby acknowledges that
                                            only the Company can file such
                                            registration statement and the
                                            Executive will bear the investment
                                            risk of any shares of common stock
                                            purchased upon the exercise of the
                                            Options for an indefinite period of
                                            time.

                                    (H)     The Company hereby agrees that if,
                                            after execution of this Agreement,
                                            it should file a registration
                                            statement under the Act, it shall
                                            offer the Executive the opportunity
                                            to register, pursuant to such
                                            registration statement, the shares
                                            issuable upon the exercise of the
                                            Options. The Company further agrees
                                            that if the shares issuable to the
                                            Executive upon the exercise of the
                                            Options have not been registered
                                            pursuant to the Act on or before
                                            January 1, 1997, the Company

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


                                            shall, within thirty days of receipt
                                            from the Executive of written demand
                                            for such registration, file with the
                                            Securities and Exchange Commission a
                                            registration statement on Form S-8
                                            (or such other form of registration
                                            statement as is appropriate) for
                                            purposes of registering such shares
                                            pursuant to the Act. The demand
                                            registration rights granted hereby
                                            to the Executive shall expire on the
                                            expiration date of this Agreement.
                                            Any and all shares issuable to the
                                            Executive hereunder shall be issued
                                            in the name of William D. Korenbaum
                                            and shall bear the following
                                            restrictive legend:

                                            THE SECURITIES REPRESENTED BY THIS
                                            CERTIFICATE HAVE NOT BEEN REGISTERED
                                            UNDER THE SECURITIES ACT OF 1933, AS
                                            AMENDED (THE "ACT"), OR THE
                                            SECURITIES LAW OF ANY OTHER
                                            JURISDICTION AND MAY NOT BE SOLD,
                                            TRANSFERRED, PLEDGED, HYPOTHECATED
                                            OR OTHERWISE DISPOSED OF IN ANY
                                            MANNER UNLESS THEY ARE REGISTERED
                                            UNDER SUCH ACT AND THE SECURITIES
                                            LAWS OF ANY APPLICABLE JURISDICTION
                                            OR UNLESS PURSUANT TO AN EXEMPTION
                                            THEREFROM.

                                    (I)     In connection with the exercise of
                                            the Options, the Company agrees to
                                            permit the Executive to exercise the
                                            Options by delivery of a
                                            non-recourse promissory note
                                            ("Note") in an amount equal to the
                                            exercise price of the

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


                                            Options being exercised. The
                                            Executive shall notify the Company
                                            of his intention to exercise any or
                                            all of the Options (as required
                                            under Section 3(a)(iii)(C) of this
                                            Agreement) by delivery of a Note.
                                            The terms of the Note shall be as
                                            follows: (1) the Note shall be for a
                                            three year term; (2) the Note shall
                                            be secured by the shares being
                                            purchased upon exercise of the
                                            Options (and the certificate(s)
                                            representing the shares being
                                            purchased upon the exercise of the
                                            Options shall be held in escrow
                                            until the Note is paid in full; (3)
                                            the Note shall bear interest at the
                                            lowest rate allowable under
                                            applicable federal and state law so
                                            as not to require the imputation of
                                            interest with respect to the Note;
                                            and (4) the principal and interest
                                            due and payable on the Note shall be
                                            payable on the earlier of the
                                            maturity of the Note or the sale of
                                            the shares of Common Stock securing
                                            the Note. In that regard, the
                                            Executive shall execute such
                                            documents at the time of the
                                            exercise of the Options (including a
                                            form of Note and security agreement)
                                            as are necessary to document the
                                            terms of this arrangement.

                  (b) For all purposes under this Agreement, "Plan" is defined as the Company's net-after tax income budget for a particular year as approved by the Company's Board of

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


Directors at the beginning of that particular year. Further, for all purposes under this Agreement, compensation payable to Executive under subparagraphs
(a)(i) and (ii) of this Section 3 shall be determined based upon Plan for each year after accounting for any Bonus Compensation payable to Executive under Subparagraph (a)(ii) above hereunder for such year or payable to the Company's Chief Executive Officer for such year.

                  (c) Under the Old Employment Agreement, options to purchase an aggregate 131,250 shares of the Company's common stock are scheduled to vest on or prior to May 31, 1996. The parties hereto agree that all of these previously unvested options shall be deemed vested upon the execution of this Agreement.

                  (d) The Executive shall be eligible, subject to the terms and conditions of each plan or program, to participate, at the expense of the Company, in such group medical, health, accident, disability and life insurance and medical reimbursement programs as are made generally available from time to time by the Company to other senior executives and such other fringe benefit programs, including, but not limited to, retirement plans and deferred compensation, which may be adopted by the Company from time to time.

                  (e) The Company shall provide the Executive with the use of an automobile, which shall not at any time be more than three (3) years old, in connection with the performance of his duties hereunder and shall pay directly, or reimburse the Executive for, all amounts paid in connection with the automobile, including without limitation, gasoline, repairs, maintenance and automobile insurance expenses incurred on connection therewith.

                  (f) The Company shall reimburse the Executive for his reasonable out-of-pocket expenses and costs incurred in connection with the performance of his services hereunder,

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


upon presentation of proper vouchers and documentary support therefor in accordance with the Company's usual and customary practices and procedures.

                  (g) During the term of this Agreement, the Executive shall be entitled to four weeks of paid vacation time per year. The time or times at which the Executive will be permitted to take such vacation time shall be determined by the mutual agreement of the Company and the Executive. Vacation time may not be accumulated without Employer's consent and must be taken by fiscal year end.

                  (h) The Company shall provide the Executive, at the Company's expense, with One Million Dollars ($1,000,000) of whole life insurance (the "Policy") on the life of the Executive naming such beneficiaries thereunder as the Executive shall designate. The policy shall be owned by the Executive or his designee.

                  (i) The Company shall provide the Executive with additional compensation in the amount of Thirty Thousand Dollars ($30,000) for each year ended December 1995, 1996, 1997, 1998 and 1999; payable $150,000 upon execution of this Agreement and vesting one-fifth (1/5) for each year ended December 1995, 1996, 1997, 1998 and 1999. In the event this Agreement is terminated voluntarily by the Executive or For Cause (as hereinafter defined), the unvested portion of such additional compensation shall be repaid to the Company by the Executive. Upon the execution of this Agreement, Executive shall execute a guaranty in favor of the Company in order to document the Executive's obligation to the Company to repay the unvested portion of the additional compensation upon the occurrence of the events set forth above.

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


         4.       TERM AND TERMINATION.

                  (a) Unless sooner terminated pursuant to the provisions of this Section 4, the initial term of this Agreement shall be the period commencing April 1, 1995 and expiring December 31, 1999 (the "Employment Period").

                  (b) Notwithstanding anything contained herein to the contrary, the Company shall have the right to terminate this Agreement and the Executive's employment hereunder at any time for Cause (as hereinafter defined). For purposes of this Agreement, "Cause" means the following:

                             (i)    a material breach or violation by the
Executive of any provision of this Agreement or the failure of the Executive to materially perform his duties or responsibilities hereunder (unless said material default is caused by a physical or mental infirmity or disability which renders Executive incapable of performing the customary duties for which Executive was employed) after the Executive has been given at least thirty (30) days prior written notice together with an opportunity to cure said breach, violation or failure during such thirty (30) day period; or

                            (ii)    actions by the Executive constituting fraud
and/or embezzlement; or

                           (iii)    in the event that Executive becomes
incapable, for more than a six (6) month period, of performing the customary duties for which Executive was employed due to a physical or mental infirmity or disability, or as a result of Executive's death.

         The right of the Company to so terminate this Agreement and the Executive's employment hereunder pursuant to this Section 4(b) shall be exercisable by the Company upon

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


the giving of written notice to the Executive specifying the grounds for such termination. Such termination shall be effective upon the giving of such written notice by the Company subject to the cure period provided in this Section 4. Except as set forth in the next sentence, if the Executive is terminated for Cause, the Executive shall only be compensated through the date of his termination and the provisions set forth in Sections 5 and 6 hereof shall remain in full force and effect. If the Executive's termination is the result of the happening of an event under subsection (iii) above, other than the death of the Executive, then notwithstanding the termination of this Agreement for Cause, the Company shall pay to the Executive, an amount equal to the Executive's Base Salary for the twelve (12) month period subsequent to Executive's termination of Employment, and an amount equal to one-half (1/2) of the Executive's Base Salary for the subsequent twelve (12) month period. If the Executive's termination is due to the death of the Executive, the Company shall pay to the estate of the Executive an amount equal to the Executive's Base Salary for the twelve (12) month period subsequent to the Executive's termination of Employment. The provisions of this subsection shall survive the termination of this Agreement.

                  (c) During the period between March 31, 1998 and April 30, 1998, if the Company has not met Plan during two of the three fiscal years ending December 29, 1997, the Company may cancel this Agreement upon the giving of written notice to the Executive; provided, however, that, in such event, the options described in Section 3(a)(iv) shall automatically vest and shall remain exercisable through the end of their term, whether or not Executive remains an employee of the Company during such period.

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                  (d) In the event of a Change in Control (as hereinafter
defined) of the Company, whether or not such Change in Control has been approved by the Company's present Board of Directors, the Executive may, at any time within the six (6) month period following the date of such Change in Control, terminate this Agreement and his employment hereunder if, in his sole discretion, he reasonably determines that such Change in Control would be a material detriment to his ability to effectively render services to the Company hereunder. In the event that the Executive terminates this Agreement and his employment hereunder pursuant to and in accordance with this Section 4(d), the Executive shall receive the greater of: (i) the sum of One Million Dollars ($1,000,000.00); or (ii) the aggregate balance due pursuant to Section 3(a)(i) of this Agreement. Such greater amounts shall be payable within 60 days following the date of such termination, without the Executive having to fulfill his obligations or perform his duties hereunder, and, in such event, the Executive shall also be released from any and all restrictive covenants contained herein during the Employment Period. Further, when the Executive terminates his employment with the Company pursuant to and in accordance with this Section 4(d), any unvested stock options granted to the Executive by the Company pursuant to this Agreement or pursuant to any other agreements shall automatically become vested and shall remain outstanding for the remainder of their terms.

                  (e) In addition, upon a Change of Control, the Company shall remain obligated to keep all benefits available and paid to the Executive as if he were still an employee for a period of two years from the date that the Executive terminates his employment with the Company pursuant to Section 4(d) of this Agreement. In the event that the Executive's participation is such benefit programs is barred by any such plans or programs, the Company

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shall arrange to provide Executive with substantially similar benefits. Further,
Executive shall not be required to mitigate the amount of any payment provided by this Section 4 by seeking other employment or otherwise nor shall the amount of any payment provided pursuant to this section 4 be reduced by any compensation earned or received by Employee from any source, including without limitation compensation received as a result of other employment.

                  (f) For purposes of Section 4(d), "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 5(f) of Schedule 14(a) of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended from time to time (the "Exchange Act"); provided that, without limitation, a Change in Control shall be deemed to have occurred if: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or (ii) individuals who, on the effective date of this Agreement, constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors as of the effective date of this Agreement.

                  (g) The right of the Executive to terminate this Agreement and the Executive's employment hereunder pursuant to Section 4(d) shall be exercisable by the Executive upon delivery of written notice to the Company specifying the grounds for such termination.

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         5.       NONDISCLOSURE OF CONFIDENTIAL INFORMATION.

                  The Executive hereby acknowledges and agrees that the duties and services to be performed by the Executive hereunder are special and unique and that, by reason of and/or as of a result of his employment hereunder, the Executive will acquire, make use of and/or add to confidential information of a special and unique nature and value relating to certain records, secrets, documentation, ledgers and general information, accounts receivable and payable ledgers, customer lists, prospective customer lists, financial and other records of and/or with respect to the Company, its subsidiaries and affiliates, customers and other similar matters (all such information, together with that certain information described herein, being hereinafter referred to as "Confidential Information"). The Executive further acknowledges and agrees that the Confidential Information is of great value to the Company and/or its subsidiaries and affiliates and that it is reasonably necessary to protect the Confidential Information and the goodwill of the Company and/or its subsidiaries and affiliates. Accordingly, the Executive hereby agrees that:

                  (a) The Executive will not, at any time, directly or indirectly, except in connection with the Executive's employment hereunder or as otherwise authorized by the Board of Directors of the Company for the benefit of the Company:

                             (i)    divulge to any person, firm or corporation
other than the Company (hereinafter referred to as "Third Parties"), or use or cause or authorize any Third Parties to use, the Confidential Information or any other information relating to the business or interests of the Company which the Executive knows or should know is regarded as confidential and valuable by the Company and/or its subsidiaries and affiliates (whether or not any of the

                                       16


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foregoing information is actually novel or unique or is actually known to others), except as required by law; or

                            (ii)    solicit or cause or authorize to be
solicited, directly or indirectly, for or on behalf of himself or any Third Parties, any business competitive to the business of the Company and/or its subsidiaries and affiliates from Third Parties who are, at any time within one
(1) year prior to the expiration of the term of this Agreement, customers of the Company and/or its subsidiaries and affiliates; or

                           (iii)    accept, cause or authorize to be accepted,
directly or indirectly, for or on behalf of himself or the Third Parties, any business competitive to the business of the Company or its subsidiaries and affiliates from any such customers of the Company and/or its subsidiaries and affiliates; or

                            (iv)    solicit, cause or authorize to be solicited,
directly or indirectly, for employment for or on behalf of himself or any Third Parties, any persons who are, at any time within one (1) year prior to the expiration of the terms of this Agreement, employees of the Company or its subsidiaries and affiliates in an executive capacity.

                  (b) Upon the termination of his employment with the Company for any reason whatsoever, the Executive shall forthwith deliver or cause to be delivered to the Company any and all Confidential Information, including drawings, notebooks, keys, data and other documents and materials belonging to the Company and/or its subsidiaries and affiliates which is in his possession or under his control relating to the Company and/or its subsidiaries and affiliates, or the business of the Company and/or its subsidiaries and affiliates, and will deliver to the

Company upon such termination of employment any other property of the Company and/or its subsidiaries and affiliates which is in his possession or under his control.

                  (c) The Executive will disclose promptly in writing to the Company all Inventions (as hereinafter defined), whether or not he considers them to be patentable or having the ability to be trademarked or copyrighted, which he alone or with others conceives or makes, whether or not during regular working hours, and the Executive hereby assigns and agrees to assign to the Company or its subsidiaries and affiliates all right, title and interest in and to all Inventions which relate to the business of the Company or its subsidiaries and affiliates and agrees not to disclose any Inventions to others without the prior written consent of the Board of Directors of the Company, except as required by the conditions of his employment hereunder. For purposes of this Agreement, "Invention" means any and all machines, apparatus, compositions of matter, methods, know-how, processes, designs, configurations, uses, ideas, concepts or writings of any kind, concerning or relating in any way to the business of the Company and/or its subsidiaries and affiliates, discovered, conceived, developed, made or produced, or any improvements thereto, and shall not be limited to the definition of an "invention" contained in United States patent laws. The Executive understands and agrees that all Inventions, trademarks, copyrights or service marks relating thereto which reasonably relate to the business of the Company and/or its subsidiaries and affiliates and which are conceived or made by him during the term of this Agreement, either alone or with others, are the sole and exclusive property of the Company whether or not they are conceived or made during or outside regular working hours.

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


                  (d) The Executive will, at any time during his employment hereunder or after the termination of this Agreement for any reason, at the request of the Company and without further consideration, execute (i) specific assignments in favor of the Company and/or its subsidiaries and affiliates, or their nominees, of any and all Inventions, (ii) all papers and perform all acts which the Company and/or its subsidiaries and affiliates considers necessary or advisable for the preparation, application, procurement, maintenance, enforcement and defense of any United States or foreign patent applications and patents for any and all Inventions, for the perfection or enforcement of any trademarks or copyrights relating to Inventions and for the transfer of any interest which the Executive may have, (iii) any and all papers and documents required or necessary to vest sole right, title and interest in the Company and/or its subsidiaries and affiliates, or their nominees, of any and all Inventions, patents, patent applications or any trademarks, service marks or copyrights relating thereto, and (iv) all documents including those documents referred to above, and do all other acts necessary to assist in the preservation of all of the interests of the Company and/or its subsidiaries and affiliates in any and all Inventions arising under this Agreement.

                  (e) The Executive understands and agrees that all Proprietary Information (as hereinafter defined) conceived by him either alone or with others or provided to him by the Company and/or its subsidiaries and affiliates or others is the sole and exclusive property of the Company and/or its subsidiaries and affiliates. For purposes of this Agreement, "Proprietary Information" means any information relating to the business of the Company and/or its subsidiaries and affiliates that has not previously been publicly released by duly authorized representatives of the Company and/or its subsidiaries and affiliates and shall include, without limitation, information included in all drawings, designs, plans, proposals, marketing and sales programs, financial information, costs, pricing information, customer information and all methods, concepts or ideas in or reasonably related to the business of the Company and/or its subsidiaries and affiliates.

                  (f) The Executive hereby acknowledges and agrees that the services to be rendered by him to the Company hereunder are of a special and unique nature and that it would be very difficult or impossible to measure the damages resulting from a breach of this Agreement. The Executive hereby further acknowledges and agrees that the restrictions herein are reasonable and necessary for the protection of the business and the goodwill of the Company and its subsidiaries and affiliates and that a violation by the Executive of any such covenant will cause irreparable damage to the Company and/or its subsidiaries and affiliates. The Executive therefore agrees that any breach or threatened breach by him of any provisions of this Section 5 shall entitle the Company and/or its subsidiaries and affiliates, in addition to any other legal remedy available to them, to apply to any court of competent jurisdiction for a temporary and permanent injunction of any other applicable decree of specific performance, without any bond or security being required thereof, in order to enjoin such breach or threatened breach. The parties understand and intend that each provision and restriction agreed to in this Section 5 shall be construed as separate and divisible from every other provision and restriction and that the unenforceability of any one provision or restriction shall not limit the enforceability, in whole or in part, of any other provision or restriction and that one or more of all of such provisions or restrictions may be enforced, in whole or in part, as the circumstances warrant.

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                  (g)      The provisions of this Section 5 shall survive the
termination of this Agreement.

         6.       AGREEMENT NOT-TO-COMPETE.

                  The Executive hereby agrees, to the extent permitted by law, that during the two year period subsequent to the date of termination of his employment with the Company hereunder, for Cause or any reason other than if the Executive terminates his employment with the Company pursuant to Section 4(d) of this Agreement, the Executive shall not, directly or indirectly, engage in any activity competitive with the Company's business whether alone, as a partner, or as an officer, director, employee, agent, consultant or shareholder of any other entity, or as a trustee, fiduciary or other representative of any other person or entity. For this purpose, a business shall be competitive with the Company's business if it involves the operation of one or more full service or take-out seafood restaurants. In the event of a breach or threatened breach by Executive of the covenants contained in this section, Executive acknowledges that the Company will not have an adequate remedy at law and that the Company shall be entitled to such equitable and injunctive relief as may be available to restrain Executive from the violation of the provisions hereof. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for breach or threatened breach, including the recovery of damages from Executive. Executive acknowledges and agrees that the covenants contained in this section are of the essence in this Agreement, that each of the covenants is reasonable and necessary to protect and preserve the interests and properties of the Company and the business of the Company, and that irreparable loss and damage will be

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suffered by the Company should Executive breach any of such covenants. The provisions of this section shall survive the termination of this Agreement.

         7.       KEY-MAN LIFE INSURANCE.

                  The Company may, at any time and from time to time, make application for one or more policies of life insurance on the life of the Executive, which policies shall name the Company as the beneficiary thereof. The Executive hereby acknowledges and agrees that he shall have no interest whatsoever in any such policies and that any amounts paid thereon will inure solely to the benefit of the Company and not to the estate of the Executive. The Executive hereby agrees to cooperate with the Company in obtaining any such insurance, including submitting to physical examinations at a reasonable time or times, if required, and completing applications furnished by insurers for such purposes.

         8.       GENERAL PROVISIONS.

                  (a) The Executive may not at any time assign this Agreement nor any right or interest hereunder. Except as otherwise herein provided, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Executive's legal representative and the Company's successors and assigns.

                  (b) For purposes of this Agreement, the term "Company" shall mean and include subsidiaries, parents and affiliated companies of the Company in existence from time to time.

                  (c) Any notice, request, instruction or other documentation required or permitted to be given hereunder shall be sufficient if in writing and hand delivered or sent by United States Certified Mail, Return Receipt Requested, to the parties at their respective

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addresses as shown on the face of this Agreement. Either party may change the address to which notices shall be delivered by notice given to the other party as provided herein. For all purposes, the date of the giving of any notice hereunder shall be the date of the hand delivery or the mailing thereof.

                  (d) This Agreement contains the entire agreement of the parties with respect to the Executive's employment by the Company and supersedes any and all prior negotiations, agreements or understandings relating thereto, written or oral, between the parties. This Agreement may not be changed, modified, extended, renewed or supplemented and no provision hereof may be waived, except by an instrument in writing signed by the party against whom enforcement of any change, modification, extension, renewal, supplement or waiver is sought.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The invalidity of any portion of this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted herein conditionally on their being valid in law. In the event that any portion or portions contained herein shall be invalid, this Agreement shall be construed so as to make such portion or portions valid or, if such construction is not legally possible, as if such invalid portion or portions had not been inserted.

                  (f) Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver or relinquishment of any such terms, covenants or conditions, nor shall any waiver or relinquishment of any right or power hereunder at any one time or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

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                  (g) Should it become necessary for any party to institute
legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Broward County in the State of Florida or in the U. S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Broward County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to delaying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in Broward County, Florida has been brought in an inconvenient forum.

                  (h) This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Employment Agreement as of the day and year first above written.

                                                  BAYPORT RESTAURANT GROUP, INC.

                                                  By: /s/ David J. Connor
                                                      -------------------

                                                  Its: _________________________

Approved:

/s/ Arthur H. Kaplan
- ------------------------------------
Arthur H. Kaplan, as Chairman of the
Compensation Committee and as
Chairman of the Board

                                                  EXECUTIVE:

                                                  /s/ William D. Korenbaum
                                                  ------------------------
                                                  William D. Korenbaum

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